UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

CHINA PHARMA HOLDINGS, INC.
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(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China 570216
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 8, 2015, China Pharma Holdings, Inc. (the “Company”) held its annual shareholders meeting for the fiscal year ended December 31, 2014 (the “Annual Meeting”). Holders of 23,718,238 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 54.4% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

The final voting results for each matter submitted to a vote of shareholders at the meeting are as follows. No broker non-votes were counted for any of the proposals as the Company chose to.

1.
A proposal to elect five director nominees to our Board of Directors to serve until the next annual meeting (for non-executive directors) or until the annual meeting in three years (for executive directors) and until their successors are elected and qualified:

Director’s Name	Votes For	Votes Withheld
Zhilin Li	23,610,950	107,288
Heung Mei Tsui	23,610,950	107,288
Gene Michael Bennett	23,304,250	413,988
Yingwen Zhang	23,303,250	414,988
Baowen Dong	23,303,250	414,988

2.
A proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officer as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For	Against	Abstain
23,583,720	106,023	28,495

3.	A proposal to approve, on a non-binding, advisory basis, the frequency of the advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstain
23,526,393	31,099	158,499	2,247

Pursuant to the foregoing votes, Zhilin Li, Heung Mei Tsui, Gene Michael Bennett, Yingwen Zhang and Baowen Dong were elected to serve as directors; the compensation of registrant’s named executive officers was approved; and the frequency of the advisory vote on executive compensation was decided to be one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2015

CHINA PHARMA HOLDINGS, INC. By: /s/ Zhilin Li Name: Zhilin Li Title: President and Chief Executive Officer